Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-292150) on Form S-8 of our report dated 18 March 2026, with respect to the consolidated financial statements of The Magnum Ice Cream Company N.V.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

18 March 2026